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KPMG Peat Marwick LLP
4200 Norwest Center
90 South Seventh Street
Minneapolis, MN 55402



                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




The Board of Directors
HMN Financial, Inc.:


We consent to incorporation by reference of our report dated February 4, 1998, except for Note 1, which is as of February 19, 1998, relating to the consolidated balance sheets of HMN Financial, Inc. as of December 31, 1997 and 1996, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1997, which report appears in the December 31, 1997 Annual Report on Form 10-K of HMN Financial, Inc. in the following Registration Statements of HMN Financial, Inc.: Nos. 33-88228, 33-94388, and 33-94386 on Form S-8.


                                           /s/  KPMG Peat Marwick LLP
                                                KPMG PEAT MARWICK LLP
Minneapolis, Minnesota
March 26, 1998



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